EXHIBIT 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Sally A. Fonner, President of Win or Lose Acquisition Corporation (the "Company"), hereby certifies that:

The Company's Form 10-KSB Annual Report for the year ended December 31, 2005 (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Sally A Fonner
Sally A. Fonner, President
Dated: April 16, 2006